UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 6, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 6, 2015, we, through GAHC3 Chorus Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into an asset purchase agreement, or the Purchase Agreement, with CABA SH Investors, LLC and CABA Operations, LLC, or collectively, the Seller, unaffiliated third parties, to purchase an assisted living facility and certain operating assets of the Seller, or Richmond VA ALF, located in Richmond, Virginia, for an aggregate purchase price of approximately $64,000,000, subject to the prorations and further adjustments as provided for in the Purchase Agreement, and as reduced by the outstanding loan balance of the mortgage loan made by Compass Bank to the Seller, which we may assume, or the Richmond VA ALF Loan. Upon acquisition, we intend to operate Richmond VA ALF utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a "RIDEA" structure.

The material terms of the Purchase Agreement provide for: (i) the payment of the purchase price to be paid, in part, by our assumption of the Richmond VA ALF Loan, and the Seller and their respective affiliates and guarantors’ release from their obligations under the related loan documents; (ii) our assumption of the Richmond VA ALF Loan, unless the lender does not approve our loan assumption request within 180 days after the date of execution of the Purchase Agreement, in which event, we will pay the loan balance at closing from the purchase price which is otherwise payable to the Seller pursuant to Section 1.4 of the Purchase Agreement and Richmond VA ALF will be conveyed to us free and clear of any mortgage debt; (iii) a due diligence period that is 45 days commencing on the execution date of the Purchase Agreement; (iv) a deposit of $2,000,000 in earnest money to be delivered by us in escrow with title insurer due within three business days following the execution of the Purchase Agreement by us and the Seller; (v) the closing to occur at 10:00 a.m. Pacific Time on the 10th day following the date that is the later of (a) the expiration of the due diligence period, or (b) the date on which all conditions to such closing expressly stated in the Purchase Agreement are satisfied or waived in writing, or such other date as may be mutually agreed to in writing by us and the Seller; (vi) our unconditional right, for any reason or no reason, to terminate the Purchase Agreement by giving written notice to the Seller prior to the expiration of the due diligence period, in which event the Purchase Agreement will become null and void, whereupon the escrow agent shall refund the deposit to us (which obligation and right shall survive such termination), and all rights, liabilities and obligations of us and the Seller under the Purchase Agreement shall expire (except as otherwise expressly set forth in the Purchase Agreement); (vii) our ability to assign all of our rights to acquire the operating assets from the Seller to one or more entities formed by us as taxable real estate investment trust subsidiaries, or TRS Entity, for the purpose of operating Richmond VA ALF, following the date of execution of the Purchase Agreement but prior to the closing; (viii) the Seller to cause an eligible independent contractor, or EIK Manager, as defined in the Purchase Agreement, to enter into a management agreement with us during the due diligence period for the management of the facilities on behalf of our TRS Entity; (ix) the Purchase Agreement to be terminated by either the Seller or us if a management agreement has not been executed prior to the expiration of the due diligence period; (x) the right for us, in the event of a material breach of the Purchase Agreement by the Seller that is not cured in accordance with Section 12.2 of the Purchase Agreement, to receive a return of the deposit and to receive a sum equal to our out-of-pocket costs and expenses, including attorneys’ fees and expenses, from the Seller, jointly and severally, as liquidated damages, up to a maximum of $150,000; (xi) the right for us, in the event of a default by the Seller that is not cured in accordance with Section 12.2 of the Purchase Agreement, to (1) seek and be entitled to specific performance of the Seller’s obligations under the Purchase Agreement, and either (x) upon being awarded specific performance, pursue a claim for all costs and expenses, including attorneys’ fees and expenses, or (y) upon being denied specific performance or in the event specific performance is no longer available, terminate the Purchase Agreement pursuant to Section 12.3(b)(ii) of the Purchase Agreement; or (2) terminate the Purchase Agreement and be reimbursed the deposit and transaction costs as set forth in Section 12.3(b) of the Purchase Agreement; (xii) the right for the Seller to receive the deposit as liquidated damages, as set forth in Section 12.3(c), should we breach the Purchase Agreement and we do not cure the breach pursuant to Section 12.2; (xiii) our right to terminate the Purchase Agreement and obtain a refund of the deposit if the Seller does not agree to cure any objections made by us to matters disclosed in the title commitment and survey; and (xiv) certain representations and warranties set forth in the Purchase Agreement to survive for a period of 12 months following the closing date, with others surviving until fully performed and others without limitation. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of asset purchase agreements and RIDEA transactions.

We intend to finance the purchase of Richmond VA ALF through the assumption of the Richmond VA ALF Loan, which has a current outstanding balance as of May 12, 2015 of approximately $37,876,000, and the remainder using cash on hand from the net proceeds of our initial public offering, which we deregistered on April 22, 2015. We anticipate paying an acquisition fee in cash of 2.25% of the aggregate purchase price of Richmond VA ALF to our advisor and its affiliates in connection with the acquisition of the property. The closing of the acquisition of Richmond VA ALF is expected to occur during the third quarter of 2015; however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all since the potential acquisition of Richmond VA ALF is subject to substantial conditions to closing.

The material terms of the Purchase Agreement discussed above are qualified in their entirety by the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between GAHC3 Chorus Senior Housing Portfolio, LLC, CABA SH Investors, LLC and CABA Operations, LLC, dated May 6, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

May 12, 2015	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between GAHC3 Chorus Senior Housing Portfolio, LLC, CABA SH Investors, LLC and CABA Operations, LLC, dated May 6, 2015